Exhibit 10.1

AMENDMENT TO LEASE AGREEMENT

This Amendment to Lease Agreement ("Agreement") is made and entered into May 14, 2026 and effective May 1, 2026 ("Effective Date") by and between RK RIVANI LLC, a Florida limited liability company ("Landlord"), and PLAYBOY ENTERPRISES, INC., a Delaware corporation ("Tenant").

RECITALS

A.    WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated August 11, 2025 ("Original Lease"), as modified by that certain letter agreement dated February 19, 2026 (collectively the "Lease") with respect to space consisting of approximately 20,169 rentable square feet (15,396 usable square feet) on the sixth (6th) floor of the building located at 1691 Michigan Ave, Miami Beach, FL 33139 ("Premises");

B.    WHEREAS, Tenant began accessing the Premises on February 7, 2026; and

C.    WHEREAS, Landlord and Tenant desire to modify the Lease as follows.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.RECITALS: Each and every of the foregoing recitals are hereby incorporated herein.

2.DELIVERY DATE: The Delivery Date is amended to January 1, 2027.

3.CONSTRUCTION PERIOD: Notwithstanding anything to the contrary set forth in the Lease, the Construction Period means the period beginning on the Delivery Date and ending on June 30, 2027. The second (2nd) to last sentence of the definition of "Construction Period" in the Original Lease is hereby deleted and replaced with the following: "If Tenant elects (A) or (B) as aforesaid, Base Rent shall be abated one (1) day for each day that Tenant is actually delayed in performing the Initial Tenant's Work due to such condition, applicable to the next due and payable installment." The Construction Period is not subject to extension except for events of Force Majeure not to exceed one hundred eighty (180) days in the aggregate, provided (a) such event shall cause Tenant to pause or cease all Initial Tenant's Work, (b) Tenant shall provide Landlord with written notice (which may be made via email to Jeremy.Hakala@nmrk.com) promptly following the occurrence of any actual delay in performing the Initial Tenant's Work, and (c) Tenant shall use commercially reasonable efforts to mitigate such delay.

4.COMMENCEMENT DATE: The Commencement Date is amended to January 1, 2027.

5.EXPIRATION DATE: The Expiration Date is amended to November 30, 2037.

6.OUTSIDE AMENITY DELIVERY DATE: The Outside Amenity Delivery Date is amended to August 31, 2026. Further, Section 1.1(p) of the Original Lease is hereby amended by deleting "ninety (90)" in each instance it appears therein and replacing same with "sixty (60)".

7.BUILDING WORK DELIVERY DATE: The Building Work Delivery Date is amended to August 31, 2026. Further, Section 1.1(r) of the Original Lease is hereby amended by (I) deleting "ninety (90)" in each instance it appears therein and replacing same with "sixty (60)" and (II) deleting the last paragraph thereof in its entirety and replacing same with the following:

"Notwithstanding anything in this Lease, Tenant shall have no right to abatement or termination or reduction in Rent (other than during the Delivery Date through Construction Period) by reason of Landlord’s failure to timely complete the Building Work or Amenities, but excluding the abated rent described in Section 1.1(s), if Tenant has not completed the Initial Tenant's Work but is operating in the Premises nonetheless."

8.BASE RENT: Section 1.1(s) of the Original Lease is hereby deleted in its entirety and replaced with the following:

"(s)     “Base Rent” means the base rent payable by Tenant under this Lease, which shall be in accordance with the following schedule:

Period	$/RSF per year	Annual Base Rent	Monthly Base Rent
January 1, 2027 through July 31, 2027	$105.00	$2,117,745.00 (Abated*)	$176,478.75 (Abated*)
August 1, 2027 through December 31, 2027	$105.00	$2,117,745.00	$176,478.75
January 1, 2028 through December 31, 2028	$107.63	$2,170,688.63	$180,890.72
January 1, 2029 through December 31, 2029	$110.32	$2,224,955.84	$185,412.99
January 1, 2030 through December 31, 2030	$113.07	$2,280,579.74	$190,048.31
January 1, 2031 through December 31, 2031	$115.90	$2,337,594.23	$194,799.52
January 1, 2032 through December 31, 2032	$118.80	$2,396,034.09	$199,669.51
January 1, 2033 through December 31, 2033	$121.77	$2,455,934.94	$204,661.24
January 1, 2034 through December 31, 2034	$124.81	$2,517,333.31	$209,777.78
January 1, 2035 through December 31, 2035	$127.93	$2,580,266.64	$215,022.22
January 1, 2036 through December 31, 2036	$131.13	$2,644,773.31	$220,397.78
January 1, 2037 through November 30, 2037	$134.41	$2,710,892.64	$225,907.72

*Taxes and Operating Expenses shall also be abated for these periods.

Tenant shall pay applicable sales tax or other governmental levy on the Base Rent, Additional Rent and any other charges required to be paid by Tenant hereunder as further provided in Article 4 hereof."

9.SIXTH FLOOR WORK: Notwithstanding anything to the contrary set forth in the Lease but subject to Landlord's obligations under the New Lease (as defined below), (a) Landlord shall have no obligation to perform and complete, or pay or reimburse Tenant for, or direct Landlord's architect to work with Tenant with respect to, the Sixth Floor Work or Permits (or part thereof) and (b) all references to Landlord or Tenant performing the Sixth Floor Work under the Lease are hereby deleted.

10.JOB CREATION PROGRAM: Section 1.1(bb) of the Original Lease is deleted.

11.RIGHT OF FIRST REFUSAL: Section 2.4 of the Original Lease is deleted.

12.VIEW RIGHTS: Section 27.4 of the Original Lease is hereby amended by adding the following at the end of such Section 27.4:

"Notwithstanding the foregoing, neither Landlord nor its affiliates shall develop property adjacent to or nearby the Premises which would materially obstruct Tenant’s views from the Premises. Tenant agrees that the following obstructions shall be deemed to be non-material and not a violation of this covenant: reasonable landscaping such as trees and shrubbery provided the overall view line is not unreasonably obstructed, umbrellas provided the overall view line is not unreasonably obstructed, glass partitions, deck furniture, and similar items, as well as the construction of a building in substantially the location depicted on Schedule 27.4 attached hereto and incorporated herein. If Landlord breaches the foregoing covenant after having been provided written notice of such breach and failing to cure within thirty (30) days of receipt of such notice, then Tenant shall have the right to reduce Base Rent, Taxes, and Operating Expenses then payable by Tenant by twenty percent (20%) until such time as Tenant’s view is no longer materially obstructed."

13.CAP ON CONTROLLABLE OPERATING EXPENSES: The first (1st) sentence of Section 4.4.4(d) of the Original Lease is hereby deleted and replaced with the following: "Tenant’s Proportionate Share of the amount of Controllable Operating Expenses shall not increase by more than five percent (5%) annually, on a cumulative basis."

14.EXISTING LEASE: Any default (or Event of Default) by Tenant under the Lease shall be a default (or Event of Default as described in that certain Lease Agreement dated effective May 1, 2026 by and between Landlord and Tenant with respect to the remainder of the sixth (6th) floor of the Building ("New Lease")) by Tenant under the New Lease; and any default (or Event of Default as described in the New Lease) by Tenant under the New Lease shall be a default (or Event of Default) by Tenant under the Lease. Any default by Landlord under the Lease shall be a default by Landlord under the New Lease; and any default by Landlord under the New Lease shall be a default by Landlord under the Lease.

15.MISCELLANEOUS: The Lease has not been modified, altered, or amended in any respect. The Lease is currently in full force and effect and all terms and conditions of the Lease, to the extent not herein modified, are ratified and confirmed by this Agreement. In the event of any conflict between the terms of this Agreement and the Lease, the terms of this Agreement shall govern and control. This Agreement may be executed in several counterparts, including via PDF or DocuSign, each of which shall be deemed an original and all such counterparts shall together constitute one in the same instrument. Capitalized terms used but not defined herein shall have the meanings ascribed in the Lease. This Agreement and the Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof and supersedes any other oral or written agreement thereof. There are no brokers involved in this Agreement other than Newmark (which represents Landlord) and Cushman & Wakefield (which represents Tenant).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

LANDLORD: RK RIVANI LLC, a Florida limited liability company By: /s/ Robert Rivani Name: Robert Rivani Its: Manager	TENANT: PLAYBOY ENTERPRISES, INC., a Delaware corporation By: /s/ Ben Kohn Name: Ben Kohn Its: CEO